CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220973 on Form S-8 and Registration Statement No. 333-237177 on Form S-3 of our report dated March 1, 2023, relating to the financial statements of OrthoPediatrics Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 1, 2023